As filed with the Securities and Exchange Commission on August 3, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOODY’S CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	13-3998945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Moody’s Corporation

99 Church Street

New York, New York 10007

(Address, including zip code, of Registrant’s principal executive office)

Amended and Restated 2001 Moody’s Corporation Key Employees’

Stock Incentive Plan

(Full title of the Plan)

John J. Goggins, Esq.

Senior Vice President and General Counsel

Moody’s Corporation

99 Church Street

New York, New York 10007

(212) 553-0300

(Name, address, including zip code, and telephone number, including area code, of Registrant’s agent for service)

Copies to:

Ronald Mueller, Esq.

Gibson, Dunn & Crutcher, LLP

1050 Connecticut Avenue N.W.

Washington, D.C. 20036

(202) 955-8671

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to be Registered(b)	Proposed Maximum Offering Price Per Share(c)	Proposed Maximum Offering Price(c)	Amount of Registration Fee(c)
Common Stock, $0.01 par value per share (a)	3,000,000	$53.83	$161,490,000	$4,958

(a)	Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
(b)	This registration statement covers any additional shares of Common Stock which become issuable under the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan as a result of any stock split, stock dividend or similar transactions effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.
(c)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on August 1, 2007.

INTRODUCTORY STATEMENT

We are filing this registration statement in order to register 3,000,000 shares of our common stock for issuance pursuant to the Moody’s Corporation (the “Registrant”) Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan (the “Plan”). This Plan was described in our definitive Proxy Statement for our 2007 Annual Meeting of Stockholders and was approved at this meeting on April 24, 2007. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement. This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by Moody’s Corporation (the “Company” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2007 and June 30, 2007.

(c) The Company’s Annual Report relating to Employee Plans on Form 11-K for the fiscal year ended December 31, 2006.

(d) The description of the Company’s capital stock contained in the Registration Statement on Form 10/A-2 filed on September 11, 2000.

(e) The description of the Company’s Preferred Share Purchase Rights contained in Amendment No. 1 to the Company’s Registration Statement on Form 8-A filed on May 18, 2005.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not required.

Item 5.	Interests of Named Experts and Counsel

John J. Goggins, Esq., Senior Vice President and General Counsel of the Company, has rendered an opinion as to the validity of the Common Stock offered hereby. As of August 3, 2007, Mr. Goggins owned 31,693 shares of Common Stock (including 26,493 shares of restricted stock) and held options to purchase 248,550 shares of Common Stock.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Company’s Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company’s Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1	Restated Certificate of Incorporation of the Company, as amended, effective June 30, 1998, and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2000) and April 26, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2005)

4.2	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed on June 18, 1998)

4.3	The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 29, 2000)

4.4	The Amended and Restated Moody’s Corporation 2001 Key Employees’ Stock Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement filed pursuant to Schedule 14(a) on March 21, 2007)

5	Opinion of John J. Goggins, Esq., Senior Vice President and General Counsel

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of John J. Goggins (included in Exhibit 5)

24	Power of Attorney (included on signature page)

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of August, 2007.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Moody’s Corporation (the “Company”) in their respective capacities set forth below constitutes and appoints John J. Goggins and Linda S. Huber, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, (the “Act”) and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Raymond W. McDaniel, Jr.	Chairman of the Board of Directors,	August 3, 2007
Raymond W. McDaniel, Jr.	Chief Executive Officer and Director (principal executive officer)

/s/ Linda S. Huber	Executive Vice President and Chief	August 3, 2007
Linda S. Huber	Financial Officer (principal financial officer)

/s/ Joseph McCabe	Vice President and Corporate	August 3, 2007
Joseph McCabe	Controller (principal accounting officer)

/s/ Basil L. Anderson	Director	August 3, 2007
Basil L. Anderson

/s/ Robert R. Glauber	Director	August 3, 2007
Robert R. Glauber

/s/ Ewald Kist	Director	August 3, 2007
Ewald Kist

/s/ Connie Mack	Director	August 3, 2007
Connie Mack

/s/ Henry A. McKinnell, Jr.	Director	August 3, 2007
Henry A. McKinnell, Jr.

/s/ Nancy S. Newcomb	Director	August 3, 2007
Nancy S. Newcomb

/s/ John K. Wulff	Director	August 3, 2007
John K. Wulff

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company, as amended, effective June 30, 1998, and as further amended effective October 1, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2000) and April 26, 2005 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2005)

4.2	Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10 filed on June 18, 1998)

4.3	The Amended and Restated Rights Agreement, dated as of September 27, 2000, between the Company and EquiServe Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 29, 2000)

4.4	The Amended and Restated Moody’s Corporation 2001 Key Employees’ Stock Incentive Plan (incorporated herein by reference to Appendix B to the Definitive Proxy Statement filed pursuant to Schedule 14(a) on March 21, 2007)

5	Opinion of John J. Goggins, Esq., Senior Vice President and General Counsel

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of John J. Goggins (included in Exhibit 5)

24	Power of Attorney (included on signature page)